MICHAEL C. FINKELSTEIN
                           Certified Public Accountant

198 Route 9, Suite 205                               253 Fifth Avenue, 5th Floor
Manalapan, New Jersey  07726                         New York, New York  10016
Tel. (732) 577-7055                                  Tel. (212) 689-4633
Fax. (732) 577-1844




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of East Coast Venture Capital Corp. on Form N-2 of our audited report dated October 6, 1997 on our examinations for the years ended July 31, 1995, 1996 and 1997, and for the review report dated May 29, 1998 on our review of the financial statements for the nine months ended April 30, 1998. We also consent to the reference to our firm under the caption "Experts".






MICHAEL C. FINKELSTEIN
Certified Public Accountant
New York, New York
July 7, 1998